FUND PARTICIPATION AGREEMENT

PARTICIPATION AGREEMENT

Among

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

PIONEER V ARIABLE CONTRACTS TRUST,

PIONEER INVESTMENT MANAGEMENT, INC.,

and

PIONEER FUNDS DISTRIBUTOR, INC.

THIS AGREEMENT, made and entered into as of this 9th day of September, 1999 by and among GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (hereinafter “GWL&A”), a Colorado life insurance company, on its own behalf and on behalf of its Separate FutureFunds Series Account (the “Account”); Pioneer Variable Contracts Trust (hereinafter the “Fund”), a business trust organized under the laws of Delaware; Pioneer Investment Management, Inc. (hereinafter the “Adviser”), a corporation organized under the laws of Delaware; and Pioneer Funds Distributor, Inc. (hereinafter the “Distributor”), a corporation organized under the laws of Massachusetts.

WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and/or variable annuity contracts (collectively, the “Variable Insurance Products”) to be offered by insurance companies, including GWL&A, which have entered into participation agreements similar to this Agreement (hereinafter “Participating Insurance Companies”); and

WHEREAS, the beneficial interest in the Fund is divided into several series and classes of shares, each series being designated a “Portfolio” and representing an interest in a particular managed portfolio of securities and other assets; and

WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission (hereinafter the “SEC”), dated July 9, 1997 (File No. 812-10494), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the “1940 Act”) and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one another and qualified pension and retirement plans (“Qualified Plans”) (hereinafter the “Mixed and Shared Funding Exemptive Order”); and

WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and shares of the Portfolio(s) are registered under the Securities Act of 1933, as amended (hereinafter the “1933 Act”); and

WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Distributor is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (the “1934 Act”) and is a member in good standing of the National Association of Securities Dealers, Inc. (the ‘‘NASD’’); and

WHEREAS, GWL&A has registered certain variable annuity contracts supported wholly or partially by the Account (the “Contracts”) under the 1933 Act and said Contracts are listed in Schedule A attached hereto and incorporated herein by reference, as such Schedule may be amended from time to time by mutual written agreement; and

WHEREAS, the Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of GWL&A on June 24, 1981, under the insurance laws of the State of Colorado, to set aside and invest assets attributable to the Contracts; and

WHEREAS, GWL&A has registered the Account as a unit investment trust under the 1940 Act and has registered the securities deemed to be issued by the Account under the 1933 Act; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, GWL&A intends to purchase shares in the Portfolio(s) listed in Schedule B attached hereto and incorporated herein by reference, as such Schedule may be amended from time to time by mutual written agreement (the “Designated Portfolio(s)”), on behalf of the Account to fund the Contracts, and the Distributor is authorized to sell such shares to unit investment trusts such as the Account at net asset value; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Account also intends to purchase shares in other open-end investment companies or series thereof managed by investment advisers not affiliated with the Adviser (the “Unaffiliated Funds”) on behalf of the Account to fund the Contracts; and

NOW, THEREFORE, in consideration of their mutual promises, GWL&A, the Fund, the Distributor and/or the Adviser agree as follows:

ARTICLE I. Sale of Fund Shares

1.1. The Distributor agrees to sell to GWL&A those shares of the Designated Portfolio(s) which the Account orders, executing such orders on each Business Day at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Designated Portfolio(s). For purposes of this Section 1.1, GWL&A shall be the designee of the Fund for receipt of such orders and receipt by such designee on any Business Day prior to the time the Fund ordinarily calculates its net asset value as described from time to time in the Fund’s prospectus (which as of the date of this Agreement is 4:00 p.m. Eastern Time) shall constitute receipt by the Fund on that Business Day, provided that the Fund receives notice of any such order by 4:00 p.m. Eastern time on such Business Day. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

1.2. The Distributor agrees to make shares of the Designated Portfolio(s) available for purchase by GWL&A on behalf of the Account at the applicable net asset value per share on each Business Day. Notwithstanding the foregoing, the Board of Trustees of the Fund (hereinafter the “Board”) may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

1.3. The Fund and the Distributor will not sell shares of the Designated Portfolio(s) to any other Participating Insurance Company separate account unless an agreement containing provisions substantially the same as Sections 3.5, 3.6, 3.7, and Article VII of this Agreement is in effect to govern such sales.

1.4. The Fund agrees to redeem for cash, on GWL&A’s request, any full or fractional shares of the Fund held by GWL&A, ordinarily executing such requests at the net asset value next computed after receipt by the Fund or its designee of the request for redemption, although the Fund reserves the right to suspend the right of redemption consistent with Section 22( e) of the 1940 Act and any rules promulgated thereunder. This Section 1.4 may be amended, in writing, by the parties consistent with the requirements of the 1940 Act and interpretations thereof. For purposes of this Section 1.4, GWL&A shall be the designee of the Fund for receipt of requests for redemption and receipt by such designee on any Business Day prior to the time the Fund ordinarily calculates its net asset value as described from time to time in the Fund’s prospectus (which as of the date of this Agreement is 4:00 p.m. Eastern Time) shall constitute receipt by the Fund on that Business Day, provided that the Fund receives notice of any such request for redemption by 4:00 p.m. Eastern time on such Business Day.

1.5. The Parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund’s shares may be sold to other Participating Insurance Companies and to certain qualified retirement plans (subject to Section 1.3 and Article VI hereof), and the cash value of the Contracts may be invested in other investment companies.

1.6. GWL&A shall pay for Fund shares by 4:00 p.m. Eastern time on the next Business Day after an order to purchase Fund shares is received in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire. If payment in federal funds for any purchase is not received or is received by the Fund after 4:00 p.m. Eastern time on such Business Day, GWL&A shall promptly, upon the Fund’s request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowings or overdrafts by, the Fund, or any similar expenses incurred by the Fund solely as a result of portfolio transactions effected by the Fund based upon such purchase request.

1.7. The Fund ordinarily shall pay and transmit the proceeds of redemptions of Fund shares by 4:00 p.m. Eastern time on the next Business Day after a redemption order is received in accordance with Section 1.4 hereof, although the Fund reserves the right to postpone the date of payment or satisfaction upon redemption consistent with Section 22( e) of the 1940 Act and any rules promulgated thereunder. Payment shall be in federal funds transmitted by wire.

1.8. Issuance and transfer of the Fund’s shares will be by book entry only. Stock certificates will not be issued to GWL&A or the Account. Shares ordered from the Fund will be recorded in an appropriate title for the Account or the appropriate sub-account of the Account.

1.9. The Fund shall make best efforts to furnish notice no later than 7:00 p.m. Eastern Time (by wire or telephone, followed by written confirmation) on the ex-dividend date to GWL&A of any income dividends or capital gain distributions payable on the Designated Portfolio( s)’ shares. GWL&A hereby elects to receive all such income dividends and capital gain distributions as are payable on the Designated Portfolio shares in additional shares of that Portfolio. GWL&A reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify GWL&A by the end of the next following Business Day of the number of shares so issued as payment for such dividends and distributions.

1.10. The Fund shall make the net asset value per share for each Designated Portfolio available to GWL&A on each Business Day as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:00 p.m. Eastern time. In the event of an error in the computation of a Designated Portfolio’s net asset value per share (“NAV”) or any dividend or capital gain distribution (each, a “pricing error”), the Adviser or the Fund shall immediately notify GWL&A as soon as possible after discovery of the error. Such notification may be verbal, but shall be confirmed promptly in writing in accordance with Article XI of this Agreement. A pricing error shall be corrected in accordance with the Fund’s internal policies and procedures, copies of which have been provided to GWL&A. The Fund will provide GWL&A with an updated copy of such policies and procedures in the event of any material changes thereto. If an adjustment is necessary to correct a material error through no fault of GWL&A which has caused Contractowners to receive less than the amount to which they are entitled, the number of shares of the applicable sub-account of such Contractowners will be adjusted and the amount of any underpayments shall be credited by the Adviser or Fund to GWL&A for crediting of such amounts to the applicable Contractowners’ accounts. Upon notification by the Adviser of any overpayment due to a material error, GWL&A shall promptly remit to the Adviser or Fund, as appropriate, any overpayment that has not been paid to Contractowners; however, Adviser acknowledges that GWL&A does not intend to seek additional payments from any Contractowner who, because of a pricing error, may have underpaid for units of interest credited to his/her account. In no event shall GWL&A be liable to Contractowners for any such adjustments or underpayment amounts for which GWL&A is not at fault. The costs of correcting such adjustments shall be borne by the parties in accordance with Schedule D attached hereto and incorporated herein by reference.

ARTICLE II. Representations and Warranties

2.1. GWL&A represents and warrants that the Contracts and the securities deemed to be issued by the Account under the Contracts are or will be registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. GWL&A further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account prior to any issuance or sale of units thereof as a segregated asset account under Section 10-7-401, et. seq. of the Colorado Insurance Law and has registered the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts and that it will maintain such registration for so long as any Contracts are outstanding as required by applicable law. GWL&A represents and warrants that the Account does and will comply in all material respects with the 1940 Act.

2.2. The Fund represents and warrants that Designated Portfolio(s) shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable federal securities laws including without limitation the 1933 Act, the 1934 Act, and the 1940 Act and that the Fund is and shall remain registered under the 1940 Act for so long as required by applicable law. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.

2.3. The Fund has adopted a plan pursuant to Rule 12b-l under the 1940 Act and imposes an asset-based charge to finance distribution expenses as permitted by applicable law and regulation.

2.4. The Adviser represents and warrants that, unless it notifies GWL&A that it may not comply, it will make reasonable efforts to ensure that the investment policies, fees and expenses of the Designated Portfolio(s) are and shall at all times remain in compliance with such insurance and other applicable laws of the State of Colorado and any other applicable state to the extent required to perform this Agreement about which it has been informed by GWL&A. The Distributor represents and warrants that it will make every effort to ensure that Designated Portfolio(s) shares will be sold in compliance with all applicable state securities laws. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states if and to the extent deemed advisable by the Fund or the Distributor. GWL&A and the Fund will endeavor to mutually cooperate with respect to the implementation of any modifications necessitated by any change in state insurance laws, regulations or interpretations of the foregoing that affect the Designated Portfolio(s) (a “Law Change”), and GWL&A will endeavor to keep the Fund and the Adviser informed of any Law Change that becomes known to it.

2.5. The Fund represents and warrants that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act.

2.6. The Adviser represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with any applicable state and federal securities laws.

2.7. The Distributor represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with any applicable state and federal securities laws.

2.8. The Fund and the Adviser represent and warrant that all of their respective officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. GWL&A represents and warrants that all of its directors, officers, employees and other individuals/entities employed or controlled by GWL&A dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage in an amount deemed appropriate by GWL &A. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company. GWL&A agrees that any amounts received under such bond relating to a claim arising under this Agreement will be held by GWL&A for the benefit of the Fund. GWL&A agrees to make all reasonable efforts to maintain such bond and agrees to notify the Fund and the Adviser in writing in the event such coverage terminates.

2.9. The Fund will provide GWL&A with as much advance notice as is reasonably practicable of any material change affecting the Designated Portfolio(s) (including, but not limited to, any material change in the registration statement or prospectus affecting the Designated Portfolio(s) and any proxy solicitation affecting the Designated Portfolio(s) and consult with GWL&A in order to implement any such change in a cost effective and orderly manner, recognizing the expenses associated with changes. The Fund or the Adviser agrees to share equitably in expenses incurred by GWL&A as a result of actions taken by the Fund, consistent with the allocation of expenses contained in Schedule D hereof.

2.10. GWL&A represents and warrants, for purposes other than diversification under Section 817 of the Internal Revenue Code of 1986 as amended (the “Code”), that the Contracts are currently at the time of issuance and, assuming the Fund meets the requirements of Article VI, will be treated as annuity contracts under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Fund, the Distributor and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, GWL&A represents and warrants that the Account is a “segregated asset account” and that interests in the Account are offered exclusively through the purchase of or transfer into a “variable contract” within the meaning of such terms under Section 817 of the Code and the regulations thereunder. GWL&A will use every effort to continue to meet such definitional requirements, and it will notify the Fund, the Distributor and the Adviser immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future. GWL&A represents and warrants that it will not purchase Fund shares with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

ARTICLE III. Prospectuses and Proxy Statements; Voting

3.1. At least annually, the Distributor shall provide GWL&A with as many copies of the Fund’s current prospectus for the Designated Portfolio(s) as GWL&A may reasonably request for marketing purposes (including distribution to Contractowners with respect to new sales of a Contract), with expenses to be borne in accordance with Schedule D hereof If requested by GWL&A in lieu thereof, the Distributor shall provide such documentation (including a camera ready copy and computer diskette of the current prospectus for the Designated Portfolio( s)) and other assistance as is reasonably necessary in order for GWL&A once each year (or more frequently if the prospectuses for the Designated Portfolio(s) are amended) to have the prospectus for the Contracts and the Fund’s prospectus for the Designated Portfolio(s) printed together in one document. The Fund and Distributor agree that, provided there are shareholders of a Designated Portfolio, the prospectus (and semi-annual and annual reports) for the Designated Portfolio will describe only the Designated Portfolio and will not name or describe any other portfolios or series that may be in the Fund, unless required by law. In the event that there are no shareholders of a Designated Portfolio, the prospectus (and semi-annual and annual reports) for the Designated Portfolio shall continue to describe only the Designated Portfolio for so long as the Fund and the Distributor deem reasonable.

3.2. If applicable state or federal laws or regulations require that the Statement of Additional Information (“SAl”) for the Fund be distributed to all Contractowners, then the Distributor shall provide GWL&A with copies of the Fund’s SAl or documentation thereof for the Designated Portfolio(s) in such quantities, with expenses to be borne in accordance with Schedule D hereof, as GWL&A may reasonably require to permit timely distribution thereof to Contractowners. The Distributor shall also provide SAls to any Contractowner or prospective owner who requests such SAl from the Fund (although it is anticipated that such requests will be made to GWL&A).

3.3. The Fund shall provide GWL&A with copies of the Fund’s proxy material, reports to shareholders and other communications to shareholders for the Designated Portfolio(s) in such quantity, with expenses to be borne in accordance with Schedule D hereof, as GWL&A may reasonably require to permit timely distribution thereof to Contractowners.

3.4. It is understood and agreed that, except with respect to information regarding GWL&A provided in writing by that party, GWL&A is not responsible for the content of the prospectus or SAl for the Designated Portfolio(s). It is also understood and agreed that, except with respect to information regarding the Fund, the Distributor, the Adviser or the Designated Portfolio(s) provided in writing by the Fund, the Distributor or the Adviser, neither the Fund, the Distributor, nor the Adviser is responsible for the content of the prospectus or SAl for the Contracts.

3.5.	If and to the extent required by law GWL&A shall:

(i) solicit voting instructions from Contractowners;

(ii) vote the Designated Portfolio(s) shares held in the Account in accordance with instructions received from Contractowners: and

(iii) vote Designated Portfolio shares held in the Account for which no instructions have been received in the same proportion as Designated Portfolio(s) shares for which instructions have been received from Contractowners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. GWL&A reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.

3.6. GWL&A shall be responsible for assuring that each of its separate accounts holding shares of a Designated Portfolio calculates voting privileges as directed by the Fund and agreed to by GWL&A and the Fund. The Fund agrees to promptly notify GWL&A of any changes in interpretations of or amendments to the Mixed and Shared Funding Exemptive Order.

3.7. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders.

ARTICLE IV. Sales Material and Information

4.1. GWL&A shall furnish, or shall cause to be furnished, to the Distributor, a copy of each piece of sales literature or other promotional material that GWL&A develops or proposes to use and in which the Fund (or a Portfolio thereof), its Adviser or one of its sub-advisers or the Distributor is named in connection with the Contracts, at least ten (10) Business Days prior to its use. No such material shall be used if the Distributor objects to such use within five (5) Business Days after receipt of such material.

4.2. GWL&A shall not give any information or make any representations or statements on behalf of the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or SAl for the Fund shares, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the Distributor, except with the permission of the Distributor.

4.3. The Distributor shall furnish, or shall cause to be furnished, to GWL&A, a copy of each piece of sales literature or other promotional material in which GWL&A and/or its separate account(s), is named at least ten (10) Business Days prior to its use. No such material shall be used if GWL&A objects to such use within five (5) Business Days after receipt of such material.

4.4. The Fund, the Distributor and the Adviser shall not give any information or make any representations on behalf of GWL&A or concerning GWL&A, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus or SAl for the Contracts, or in published reports for the Account which are in the public domain or approved by GWL&A for distribution to Contractowners, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by GWL&A or its designee, except with the permission of GWL&A.

4.5. The Fund or the Distributor will provide to GWL&A at least one complete copy of all registration statements, prospectuses, SAls, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Designated Portfolio(s), contemporaneously with the filing of such document(s) with the SEC or NASD or other regulatory authorities.

4.6. GWL&A will provide to the Fund or the Distributor at least one complete copy of all registration statements, prospectuses, SAls, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions or substitutions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, contemporaneously with the filing of such document(s) with the SEC, NASD or other regulatory authorities.

4.7. For purposes of Articles IV and VIII, the phrase “sales literature and other promotional material” includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media; online networks such as the Internet or other electronic media), sales literature, any written communication distributed or made generally available to shareholders or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and shareholder reports, and proxy materials (including solicitations for voting instructions) and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

4.8. At the request of any party to this Agreement, each other party will make available to the other party’s independent auditors and/or representative of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any party’s obligations under this Agreement.

ARTICLE V. Fees and Expenses

5.1. Neither the Fund, the Distributor nor the Adviser shall pay any fee or other compensation to GWL&A under this Agreement, other than pursuant to Schedule E attached hereto and incorporated by reference herein, and GWL&A shall pay no fee or other compensation to the Fund, the Distributor or Adviser under this Agreement, although the parties hereto will bear certain expenses in accordance with Schedule D, Articles III, V, and other provisions of this Agreement.

5.2. All expenses incident to performance by the Fund, the Distributor and the Adviser under this Agreement shall be paid by the appropriate party, as further provided in Schedule D hereof.

5.3. The parties shall bear the expenses of routine annual distribution (mailing costs) of the Fund’s prospectus and distribution (mailing costs) of the Fund’s proxy materials and reports to owners of Contracts offered by GWL&A, in accordance with Schedule D hereof.

5.4. The Fund, the Distributor and the Adviser acknowledge that a principal feature of the Contracts is the Contractowner’s ability to choose from a number of unaffiliated mutual funds (and portfolios or series thereof), including the Designated Portfolio(s) and the unaffiliated Funds, and to transfer the Contract’s cash value among funds and portfolios. The Fund, the Distributor and the Adviser agree to cooperate v.ith GWL&A in facilitating the operation of the Account and the Contracts as described in the prospectus for the Contracts, including but not limited to cooperation in facilitating transfers among Unaffiliated Funds. GWL&A agrees to cooperate with the Fund and the Adviser with a view to exercising rights reserved by GWL&A under the terms of the Contracts, if any, to limit transfers to the extent reasonably requested by the Fund, the Adviser or the Distributor if the Fund, the Adviser or the Distributor reasonably believes that certain owners of the Contracts are engaged in short-term trading to the degree that such trading interferes with the orderly management of any of the Designated Portfolio(s). GWL&A agrees that the Fund, the Adviser and the Distributor bear no responsibility for any act or omission of any Unaffiliated Fund or the investment adviser or distributor thereof, including with respect to transfers.

5.5. GWL&A agrees to provide certain administrative services, specified in Schedule E attached hereto, in connection with the arrangements contemplated by this Agreement. The parties acknowledge-and agree that the services referred to in this Section 5.5 are recordkeeping, shareholder communication, and other transaction facilitation and processing, and related administrative services only and are not the services of an underwriter or principal underwriter of the Fund and that GWL&A is not an underwriter for the shares of the Designated Portfolio(s), within the meaning of the 1933 Act or the 1940 Act.

ARTICLE VI. Diversification and Qualification

6.1. The Adviser and the Distributor represent and warrant that the Fund will at all times sell its shares and invest its assets in such a manner so that the Contracts can be treated as annuity contracts under the Code, and the regulations issued thereunder. Without limiting the scope of the foregoing, the Adviser represents and warrants that the Fund and each Designated Portfolio thereof will at all times comply with Section 817(h) of the Code and Treasury Regulation §1.817-5, as amended from time to time, and any Treasury interpretations thereof, relating to the -diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications or successor provisions to such Section or Regulations. The Distributor agrees that shares of the Designated Portfolio(s) may be sold only to Participating Insurance Companies and their separate accounts and to Qualified Plans and to the Adviser and the Distributor and related parties.

6.2. No shares of any Designated Portfolio of the Fund will be sold directly to the general public.

6.3. The Adviser represents and warrants that the Fund and each Designated Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that each Designated Portfolio will maintain such qualification (under Subchapter M or any successor or similar provisions) as long as this Agreement is in effect.

6.4. The Adviser will notify GWL&A immediately upon having a reasonable basis for believing that the Fund or any Designated Portfolio has ceased to comply with the aforesaid Section 817(h) diversification or Subchapter M qualification requirements or might not so comply in the future.

6.5. Without in any way limiting the effect of Sections 8.2, 8.3 and 8.4 hereof and without in any way limiting or restricting any other remedies available to GWL&A, the Adviser or Distributor will pay all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the Fund or any Designated Portfolio to comply with Sections 6.1, 6.2, or 6.3 hereof, including all costs associated with reasonable and appropriate corrections or responses to any such failure; such costs may include, but are not limited to, any federal income taxes or tax penalties and interest thereon (or “toll charges” or exactments or amounts paid in settlement) incurred by GWL&A with respect to itself or owners of its Contracts in connection with any such failure or anticipated or reasonably foreseeable failure.

6.6. The Adviser at the Adviser’s expense shall provide GWL&A or its designee with reports certifying compliance with the aforesaid Section 817(h) diversification and Subchapter M qualification requirements, at the times provided for and substantially in the form attached hereto as Schedule C and incorporated herein by reference; provided, however, that providing such reports does not relieve the Adviser of its responsibility for such compliance or of its liability for any noncompliance.

6.7. GWL&A agrees that if the Internal Revenue Service (“IRS”) asserts in writing in connection with any governmental audit or review of GWL&A or, to GWL&A’s knowledge, any Contractowner that any Designated Portfolio has failed to comply with the diversification requirements of Section 817(h) of the Code or GWL&A otherwise becomes aware of any facts that could give rise to any claim against the Fund, Distributor or Adviser as a result of such a failure or alleged failure:

(a) GWL&A shall promptly notify the Fund, the Distributor and the Adviser of such assertion or potential claim;

(b) GWL&A shall consult with the Fund, the Distributor and the Adviser as to how to minimize any liability that may arise as a result of such failure or alleged failure;

(c) GWL&A shall use its best efforts to minimize any liability of the Fund, the Distributor and the Adviser resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations, Section 1.817-5(a)(2), to the commissioner of the IRS that such failure was inadvertent;

(d) any written materials to be submitted by GWL&A to the IRS, any Contractowner or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations, Section 1.817-5(a)(2) shall be provided by GWL&A to the Fund, the Distributor and the Adviser (together with any supporting information or analysis) within at least five (5) Business Days prior to submission;

(e) GWL&A shall provide the Fund, the Distributor and the Adviser with such cooperation as the Fund, the Distributor and the Adviser shall reasonably request (including, without limitation, by permitting the Fund, the Distributor and the Adviser to review the relevant books and records of GWL&A) in order to facilitate review by the Fund, the Distributor and the Adviser of any written submissions provided to it or its assessment of the validity or amount of any claim against it arising from such failure or alleged failure;

(f) GWL&A shall not with respect to any claim of the IRS or any Contractowner that would give rise to a claim against the Fund, the Distributor and or the Adviser (i) compromise or settle any claim, (n) accept any adjustment on audit, or (iii) forego any allowable administrative or judicial appeals, without the express written consent of the Fund, the Distributor and the Adviser, which shall not be unreasonably withheld; provided that GWL&A shall not be required to appeal any adverse judicial decision unless the Fund and the Adviser shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and further provided that the Fund, the Distributor and the Adviser shall bear the costs and expenses, including reasonable attorney’s fees, incurred by GWL&A in complying with this clause (t).

6.8. GWL&A represents that the Contracts are currently, and at the time of issuance shall be, treated as annuity contracts under applicable provisions of the Code, that it will at all times maintain such treatment and that it will notify the Fund and the Adviser as soon as practicable upon having a reasonable basis for believing the Contracts have ceased to be so treated or they might not be so treated in the future.

6.9. Without in any way limiting the effect of Section 8.1 hereof and without in any way limiting or restricting any other remedies available to the Fund, the Adviser or the Distributor, GWL&A will pay all costs associated with or arising out of any failure, or any anticipated or reasonable foreseeable failure, of GWL&A to comply with Section 6.8 hereof, including any federal income taxes or tax penalties and interest thereon (or “toll charges” or exactments or amounts paid in settlement) incurred by any of the Fund, the Adviser or the Distributor in connection with any such failure or anticipated or reasonably foreseeable failure.

6.10. GWL&A agrees that if the IRS asserts in writing in connection with any governmental audit or review of GWL&A or, to GWL&A’s knowledge, or any Contractowner that any Contract has failed to comply with applicable provisions of the Code or GWL&A otherwise becomes aware of any facts that could give rise to any claim against the Fund, the Adviser or the Distributor as a result of such a failure or alleged failure:

(a) GWL&A shall promptly notify the Fund, the Adviser and the Distributor of such assertion or potential claim;

(b) GWL&A shall consult with the Fund, the Adviser or the Distributor as to how to minimize any liability that may arise as a result of such failure or alleged failure;

(c) GWL&A shall use its best efforts to minimize any liability of the Fund, the Adviser and the Distributor resulting from such failure, including, without limitation, demonstrating to the Commissioner of the IRS that such failure was inadvertent;

(d) any written materials to be submitted by GWL&A to the IRS, any Contractowner or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations, Section 1.817-5(a)(2), shall be provided by GWL&A to the Fund, the Advisor and the Distributor (together with supporting information or analysis) within at least five (5) Business Days prior to submission;

(e) GWL&A shall provide the Fund, the Adviser and the Distributor with such cooperation as the Fund, the Adviser and the Distributor shall reasonably request (including, without limitation, by permitting the Fund, the Adviser and the Distributor to review the relevant books and records of GWL&A) in order to facilitate review by the Fund, the Adviser and the Distributor of any written submissions provided to it or its assessment of the validity or amount of any claim against it arising from such failure or alleged failure;

(f) GWL&A shall not with respect to any claim of the IRS or any Contractowner that would give rise to a claim against the Fund, the Adviser and the Distributor (i) compromise or settle any claim, (ii) accept any adjustment on audit, or (iii) forego any allowable administrative or judicial appeals, without the express written consent of the Fund, the Adviser and the Distributor, which shall not be unreasonably withheld; provided that GWL&A shall not be required to appeal any adverse judicial decision unless the Fund and the Adviser shall have provided an opinion of independent Counsel to the effect that a reasonable basis exists for taking such appeal; and further provided that the Fund, the Adviser and the Distributor shall bear the costs and expenses, including reasonable attorney’s fees incurred by GWL&A, in complying with this clause (t).

ARTICLE VII. Potential Conflicts and Compliance With Mixed and Shared Funding Exemptive Order

7.1. The Board will monitor the Fund for the existence of any material irreconcilable conflict among the interests of the contract owners of all separate accounts investing in the Fund. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners or by contract owners of different Participating Insurance Companies; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Board shall promptly inform GWL&A if it determines that a material irreconcilable conflict exists and the implications thereof

7.2. GWL&A will report any potential or existing conflicts of which it is aware to the Board. GWL&A will assist the Board in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by GWL&A to inform the Board whenever contract owner voting instructions are to be disregarded. Such responsibilities shall be carried out by GWL&A with a view only to the interests of its Contractowners.

7.3. If it is determined by a majority of the Board, or a majority of its trustees who are not interested persons of the Fund, the Distributor, or the Adviser to any of the Designated Portfolio(s) (the “Independent Trustees”), that an irreconcilable material conflict exists, GWL&A and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the Independent Trustees), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including: (l) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Designated Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group, annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

7.4. If a material irreconcilable conflict arises because of a decision by GWL&A to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, GWL&A may be required, at the Fund’s election, to withdraw the Account’s investment in the Fund and terminate this Agreement; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Trustees. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six-month period the Distributor and the Fund shall continue to accept and implement orders by GWL&A for the purchase (and redemption) of shares of the Fund

7.5. If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to GWL&A conflicts with the majority of other state regulators, then GWL&A will withdraw the Account’s investment in the Fund and terminate this Agreement within six (6) months after the Board informs GWL&A in writing that it has determined that such decision has created a material irreconcilable conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six (6) month period, the Fund and the Distributor shall continue to accept and implement orders by GWL&A for the purchase (and redemption) of shares of the Fund.

7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. GWL&A shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contractowners affected by the material irreconcilable conflict. In the event that the Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, then GWL&A will withdraw the Account’s investment in the Fund and terminate this Agreement within six (6) months after the Board informs GWL&A in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Independent Trustees.

7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(f) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e3(f), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.5, 3.6, 3.7, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule( s) as so amended or adopted.

ARTICLE VIII. Indemnification

8.1. Indemnification By GWL&A

8.1(a). GWL&A agrees to indemnify and hold harmless the Fund, the Distributor and the Adviser and each of their respective officers and directors or trustees and each person, if any, who controls the Fund, Distributor or Adviser within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified

Parties” for purposes of this Section 8.1) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of GWL&A) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) or settlements are related to the sale, acquisition or redemption of the Fund’s shares or the Contracts and: (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or SAl covering the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to GWL&A by or on behalf of the Adviser, Distributor or Fund for use in the registration statement, prospectus or SAl for the Contracts or in the Contracts or sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAl or sales literature or other promotional material of the Fund not supplied by GWL&A or persons under its control) or wrongful conduct of GWL&A or its agents or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAl, or sales literature or other promotional material of the Fund, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to the Fund by or on behalf of GWL&A; or (iv) arise as a result of any failure by GWL&A to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, for the Contracts to be treated as annuity contracts under applicable provisions of the Code); or (v) arise out of or result from any material breach of any representation and/or warranty made by GWL&A in this Agreement or arise out of or result from any other material breach of this Agreement by GWL&A, including without limitation Section 2.11 and Section 6.7 hereof, as limited by and in accordance with the provisions of Sections 8.1 (b) and 8.1(c) hereof.

8.1(b). GWL&A shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement or to any of the Indemnified Parties.

8.1(c). GWL&A shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified GWL&A in writing within ten (10) days after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify GWL&A of any such claim shall not relieve GWL&A from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that GWL&A has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, GWL&A shall be entitled to participate, at its own expense, in the defense of such action. GWL&A also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from GWL&A to such party of GWL&A’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and GWL&A will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8. 1 (d). The Indemnified Parties will promptly notify GWL&A of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

8.2. Indemnification by the Adviser

8.2(a). The Adviser agrees to indemnify and hold harmless GWL&A and its directors and officers and each person, if any, who controls GWL&A within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement v.ith the written consent of the Adviser) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale, acquisition or redemption of the Fund’s shares or the Contracts and:

(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAl or sales literature or other promotional material of the Fund prepared by the Fund, the Distributor or the Adviser (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser, the Distributor or the Fund by or on behalf of GWLA for use in the registration statement, prospectus or SAl for the Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or the Fund shares; or

(ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAl or sales literature or other promotional material for the Contracts not supplied by the Fund, Adviser, or the Distributor, or persons under their control) or wrongful conduct of the Distributor or its agents or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAl, or sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to GWL&A by or on behalf of the Adviser, the Distributor or the Fund; or

(iv) arise as a result of any failure by the Fund, the Distributor or the Adviser to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(v) arise out of or result from any material breach of any representation and/or warranty made by the Fund, the Distributor or the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser, the Distributor or the Fund; or

(vi) arise out of or result from the incorrect or untimely calculation or reporting by the Fund, the Distributor or the Adviser of the daily net asset value per share or dividend or capital gain distribution rate, as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof. This indemnification is in addition to and apart from the responsibilities and obligations -of the Adviser specified in Article VI hereof.

8.2(b). The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement or to any of the Indemnified Parties.

8.2(c). The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within ten (10) days after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Adviser has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.2(d). GWL&A agrees to promptly notify the Adviser of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

8.3. Indemnification by the Distributor

8.3(a). The Distributor agrees to indemnify and hold harmless GWL&A and its directors and officers and each person, if any, who controls GWL&A within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.3) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale, acquisition or redemption of the Fund’s shares or the Contracts and:

(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAl or sales literature or other promotional material of the Fund prepared by the Fund, Adviser or Distributor (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser, the Distributor or Fund by or on behalf of GWL&A for use in the registration statement or SAl or prospectus for the Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAl, sales literature or other promotional material for the Contracts not supplied by the Fund, the Distributor or the Adviser, or persons under their control) or wrongful conduct of the Distributor or its agents or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAl, sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to GWL&A by or on behalf of the Adviser, the Distributor or the Fund; or (iv) arise as a result of any failure by the Fund, Adviser or Distributor to provide the services and furnish the materials under the terms of this Agreement; or (v) arise out of or result from any material breach of any representation and/or warranty made by the Fund, Adviser or Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund, Adviser or Distributor; or (vi) arise out of or result from the incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate, as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof. This indemnification is in addition to and apart from the responsibilities and obligations of the Distributor specified in Article VI hereof.

8.3(b). The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement or to any of the Indemnified Parties.

8.3(c). The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within ten (10) days time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Distributor has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.3(d). GWL&A agrees to promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

ARTICLE IX. Applicable Law

9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Colorado, without regard to the Colorado Conflict of Laws provisions.

9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X. Termination

10.1. This Agreement shall terminate:

(a) at the option of any party, with or without cause, with respect to some or all Portfolios, upon six (6) months advance written notice delivered to the other parties; provided, however, that such notice shall not be given earlier than six (6) months following the date of this Agreement; or

(b) at the option of GWL&A by written notice to the other parties with respect to any Portfolio based upon GWL&A’s determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

(c) at the option of GWL&A by written notice to the other parties with respect to any Portfolio in the event any of the Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment medium of the Contracts issued or to be issued by GWL&A; or

(d) at the option of either the Fund, Distributor or Adviser in the event that formal administrative proceedings are instituted against GWL&A by the NASD, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding GWL&A’s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase or redemption of the Fund shares, if, in each case, the Fund, Distributor or Adviser, as the case may be, reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of GWL&A to perform its obligations under this Agreement; or

(e) at the option of GWL&A in the event that formal administrative proceedings are instituted against the Fund, the Distributor or the Adviser by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, if GWL&A reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund, the Distributor or the Adviser to perform their obligations under this Agreement; or

(f) at the option of GWL&A by written notice to the Fund and the Adviser with respect to any Portfolio if GWL&A reasonably believes that the Portfolio will fail to meet the Section 817(h) diversification requirements or Subchapter M qualifications specified in Article VI hereof; or

(g) at the option of either the Fund, the Distributor or the Adviser, if (i) the Fund, Distributor or Adviser, respectively, shall determine, in its sole judgment reasonably exercised in good faith, that GWL&A has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on GWL&A’s ability to perform its obligations under this Agreement, (ii) the Fund, Distributor or Adviser notifies GWL&A of that determination and its intent to terminate this Agreement, and (iii) after considering the actions taken by GWL&A and any other changes in circumstances since the giving of such a notice, the determination of the Fund, Distributor or Adviser shall continue to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination; or

(h) at the option of GWL&A, if (i) GWL&A shall determine, in its sole judgment reasonably exercised in good faith, that the Fund, Distributor or Adviser has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on the Fund’s, Distributor’s or Adviser’s ability to perform its obligations under this Agreement, (ii) GWL&A notifies the Fund, Distributor or Adviser, as appropriate, of that determination and its intent to terminate this Agreement, and (iii) after considering the actions taken by the Fund, Distributor or Adviser and any other changes in circumstances since the giving of such a notice, the determination of GWL&A shall continue to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination; or

(i) at the option of either the Fund, the Adviser or the Distributor in the event the Contracts are not treated as annuity contracts under applicable provisions of the Code; or

(j) at the option of any non-defaulting party hereto in the event of a material breach of this Agreement by any party hereto (the “defaulting party”) other than as described in 10.1(a)-(i); provided, that the non-defaulting party gives written notice thereof to the defaulting party, with copies of such notice to all other non-defaulting parties, and if such breach shall not have been remedied within thirty (30) days after such written notice is given, then the non-defaulting party giving such written notice may terminate this Agreement by giving thirty (30) days written notice of termination to the defaulting party.

10.2. Notice Requirement. GWL&A agrees that it shall not effect any right that it has to substitute another investment medium for shares of any Designated Portfolio without providing the Fund, the Adviser and the Distributor sixty (60) days advance notice of the effective date of the substitution. No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice shall set forth the basis for the termination. Furthermore, (a) in the event any termination is based upon the provisions of Article VII, or the provisions of

Section l0.l(a), l0.l(g), l0.l(h) or l0.lG) of this Agreement, the prior written notice shall be given in advance of the effective date of termination as required by those provisions unless such notice period is shortened by mutual written agreement of the parties; (b) in the event any termination is based upon the provisions of Section l0.l(d) or l0.l(e) of this Agreement, the prior written notice shall be given at least sixty (60) days before the effective date of termination; and (c) in the event any termination is based upon the provisions of Section 10.1(b), 10.I(c), 10.1(t) or 10.1(i), the prior written notice shall be given in advance of the effective date of termination, which date shall be determined by the party sending the notice.

10.3. Effect of Termination. Notwithstanding any termination of this Agreement, other than as a result of a failure by either the Fund or GWL&A to meet Section 817(h) of the Code diversification requirements, the Fund and the Distributor shall, at the option of GWL&A, continue to make available additional shares of the Designated Portfolio(s) pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Designated Portfolio(s), redeem investments in the Designated Portfolio(s) and/or invest in the Designated Portfolio(s) upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.3 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

10.4. Surviving Provisions. Notwithstanding any termination of this Agreement, each party’s obligations under Article VIII to indemnify other parties shall survive and not be affected by any termination of this Agreement In addition, with respect to Existing Contracts, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement.

ARTICLE XI. Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:

Pioneer Variable Contracts Trust 60 State Street Boston, MA 02109 Attention: Robert P. Nault, Assistant Secretary

If to GWL&A:

Great-West Life & Annuity Insurance Company 8515 East Orchard Road Englewood, CO 80111 Attention: Vice President, Institutional Insurance

If to the Adviser:

Pioneer Investment Management, Inc. 60 State Street Boston, MA 02109 Attention: Robert P. Nault, General Counsel

If to the Distributor:

Pioneer Funds Distributor, Inc. 60 State Street Boston, MA 02109 Attention: Marcy Supovitz

ARTICLE XII. Miscellaneous

12.1. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information may come into the public domain. Without limiting the foregoing, no party hereto shall disclose any information that another party has designated as proprietary.

12.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

12.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

12.5. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Colorado Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable annuity operations of GWL&A are being conducted in a manner consistent with the Colorado Variable Annuity Regulations and any other applicable law or regulations.

12.6. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in a forum jointly selected by the relevant parties (but if applicable law requires some other forum, then such other forum) in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

12.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

12.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

12.9. GWL&A is hereby expressly put on notice of the limitation of liability as set forth in the Declaration of Trust of the Fund and agrees that the obligations assumed by the Fund, Distributor and the Adviser pursuant to this Agreement shall be limited in any case to the Designated Portfolio(s) of the Fund, the Distributor and the Adviser and their respective assets and GWL&A shall not seek satisfaction of any such obligation from the shareholders of the Fund, Distributor or the Adviser, the Trustees, officers, employees or agents of the Fund, Distributor or Adviser, or any of them.

12.10. The Fund, the Distributor and the Adviser agree that the obligations assumed by GWL&A pursuant to this Agreement shall be limited in any case to GWL&A and its assets and neither the Fund, Distributor nor Adviser shall seek satisfaction of any such obligation from the shareholders of GWL&A, the directors, officers, employees or agents of GWL&A, or any of them, except to the extent permitted under this Agreement.

12.11. No provision of this Agreement may be deemed or construed to modify or supersede any contractual rights, duties, or indemnifications, as between the Adviser and the Fund, and the Distributor and the Fund.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

PIONEER VARIABLE CONTRACTS TRUST President

PIONEER INVESTMENT MANAGEMENT, INC.

PIONEER FUNDS DISTRIBUTOR, INC.

SCHEDULE A

Contracts	Form Numbers

Group Tax Deferred Annuity	GTDAMF92 Vol

Group Tax Deferred Annuity	GTDAMF92ER

38